UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 29, 2024

Brainstorm Cell Therapeutics Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36641	20-7273918
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1325 Avenue of Americas, 28th Floor
New York, NY	10019
(Address of principal executive offices)	(Zip Code)

(201) 488-0460

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00005 par value	BCLI	NASDAQ Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On October 29, 2024, Brainstorm Cell Therapeutics Inc. (the “Company”) received written notice from The Nasdaq Stock Market (“Nasdaq”) stating that the Company has regained compliance with the $1.00 minimum bid price requirement set forth in Nasdaq Listing Rule 5550(a)(2) for continued listing on The Nasdaq Capital Market (the “Minimum Bid Price Requirement”) and the Nasdaq Hearing Panel has decided to continue the listing of the Company’s securities on Nasdaq. Accordingly, the Company’s common stock, par value $0.00005 per share (the “Common Stock”), will continue to trade on The Nasdaq Capital Market, subject to the Company’s compliance with Nasdaq’s continued listing requirements.

As previously disclosed in the Company’s filings with the SEC, the Company received a notice from the Nasdaq on November 1, 2023 notifying the Company that the Company was not in compliance with Minimum Bid Price Requirement. On May 1, 2024, Nasdaq notified the Company that because it had not satisfied the Minimum Bid Price Requirement within the initial 180-day compliance period, the Common Stock would be delisted from the Nasdaq Capital Market at the opening of business on May 10, 2024, unless the Company requested a hearing before the Nasdaq Hearings Panel. On May 2, 2024, the Company requested a hearing to appeal the delisting determination, and thereafter completed the expedited review process. On June 3, 2024, the Company received notice from Nasdaq that the Nasdaq Hearing Panel had granted the Company a temporary exception until October 21, 2024 to, if necessary, effect a reverse stock split and thereafter regain compliance with the Minimum Bid Price Requirement. In an effort to satisfy the Minimum Bid Price Requirement, on September 30, 2024 the Company effected a reverse split of the Common Stock at a ratio of one-for-fifteen (the “Reverse Stock Split”). The Common Stock began trading on a post-Reverse Stock Split basis on The Nasdaq Capital Market on October 1, 2024. To regain compliance, the Common Stock needed to close at above $1.00 for at least ten consecutive trading days. As of the close of trading on October 15, 2024, as a result of the Reserve Stock Split, the Common Stock had closed at above $1.00 for ten consecutive trading days.

Cautionary Statement Regarding Forward-Looking Statements

This Current Report on Form 8-K includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements contained in this Current Report on Form 8-K that do not relate to matters of historical fact should be considered forward-looking statements, including, but not limited to, statements regarding the expectation of continued listing of the Company’s Common Stock on The Nasdaq Capital Market.

In some cases, you can identify forward-looking statements by terminology such as “outlook,” “aim,” “anticipate,” “assume,” “believe,” “contemplate,” “continue,” “could,” “due,” “estimate,” “expect,” “goal,” “intend,” “may,” “objective,” “plan,” “predict,” “potential,” “positioned,” “seek,” “should,” “target,” “will,” “would” and other similar expressions that are predictions of or indicate future events and future trends, or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. Forward-looking statements involve known and unknown risks, uncertainties and assumptions which may cause actual results to differ materially from any results expressed or implied by any forward-looking statement, including, but not limited to, the important factors outlined under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) on April 1, 2024, and the Company’s Quarterly Report on Form 10-Q filed with the SEC on August 14, 2024, as such factors may be updated from time to time in its other filings with the SEC, which are available on the SEC’s website at www.sec.gov and the Investor Relations page of its website at https://ir.brainstorm-cell.com/. Although the Company believes that the expectations reflected in its forward-looking statements are reasonable, it cannot guarantee future results. The Company has no obligation, and does not undertake any obligation, to update or revise any forward-looking statement made in this Current Report on Form 8-K to reflect changes since the date of this Current Report on Form 8-K, except as may be required by law.

Item 9.01 Financial Statements and Exhibits.

(d): Exhibits:

Exhibit No.	Description

99.1	Press Release issued by Brainstorm Cell Therapeutics Inc., dated October 30, 2024

104	Cover Page Interactive Data File (formatted as inline XBRL and contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRAINSTORM CELL THERAPEUTICS INC.

Date: October 30, 2024	By:	/s/ Chaim Lebovits
Chaim Lebovits
Chief Executive Officer